Exhibit 10.59

Execution Version

JOINDER AND CONSENT AGREEMENT TO AND CONSENT AND WAIVER UNDER,

CREDIT AGREEMENT

JOINDER AND CONSENT AGREEMENT TO AND CONSENT AND WAIVER UNDER, CREDIT AGREEMENT, dated as of December 13, 2006 (this “Joinder and Consent Agreement”), by and among Linotype Corp., a corporation organized under the laws of Delaware (“New Loan Party”), Monotype Imaging Holdings Corp., a Delaware corporation (“Parent”), Monotype Imaging, Inc., a Delaware corporation (“Administrative Borrower”), International Typeface Corporation, a New York corporation (“Typeface” and together with Administrative Borrower, the “Borrowers”), the lenders listed on the signatory pages hereof (the “Required Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent (together with any successor(s) thereto in such capacity, “Agent”).

W I T N E S S E T H

WHEREAS, Parent, the Borrowers, the lenders party thereto (the “Lenders”), and Agent are parties to that certain Credit Agreement, dated as of November 5, 2004 (as amended as of the date hereof, and as it may be further amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, on November 30, 2006, Parent formed a new wholly-owned subsidiary, New Loan Party;

WHEREAS, the parties desire that, subject to the terms and conditions hereof, New Loan Party become a Guarantor and a party to certain of the Loan Documents;

WHEREAS, Parent desires to transfer certain of its Intellectual Property as set forth on Schedule 1 hereto to New Loan Party (the “Intellectual Property Transfer”);

WHEREAS, absent a waiver from Agent and the Required Lenders, such Intellectual Property Transfer would violate Section 6.4 of the Credit Agreement;

WHEREAS, Administrative Borrower desires to change its name from “Monotype Imaging, Inc.” to “Monotype Imaging Inc.” and Parent desires to change its name from “Monotype Imaging Holdings Corp.” to “Imaging Holdings Corp.” (collectively, the “Name Changes”);

WHEREAS, absent a waiver from Agent and the Required Lenders, the Name Changes would violate Section 6.5 of the Credit Agreement since Administrative Borrower and Parent failed to provide Agent with the requisite 30 days prior written notice of such change;

WHEREAS, (a) pursuant to Section 3.7(b)(i) and Section 3.7(b)(ii) of the Credit Agreement, on or prior to the date that was 10 Business Days after the closing of the China Type Acquisition, Parent and Borrowers were required to deliver to Agent an executed Pledged Interest Addendum pursuant to Section 6 of the Security Agreement with respect to a pledge of 65% of the issued and outstanding capital Stock of the Hong Kong Subsidiary entitled to vote and 100% of the issued and outstanding capital Stock of the Hong Kong Subsidiary not entitled to vote, along with the stock certificates representing the same and stock powers duly executed in blank, (b) pursuant to Section 3.7(b)(iii) of the Credit Agreement, on or prior to the date that was 10 Business Days after the closing of the China Type Acquisition Transaction, the Parent and Borrowers were required to deliver to Agent a joinder to the Intercompany Subordination Agreement, duly executed by China Type, and (c) pursuant to Section 3.7(d) of the Credit Agreement, on or prior to the date that was 15 Business Days after the Second Amendment Effective Date, the Parent and Borrowers were required to deliver to Agent an updated Schedule 4.17 to the Credit Agreement, in form and substance reasonably satisfactory to Agent (clauses (a), (b) and (c), collectively, the “First Category of Section 3.7 Obligations”);

WHEREAS, the Borrowers have satisfied the First Category of Section 3.7 Obligations but failed to do so on a timely basis (the “First Category Defaults”);

WHEREAS, pursuant to Section 3.7(e) of the Credit Agreement, on or prior to the date that was 15 Business Days after the Second Amendment Effective Date, Parent and the Borrowers were required to deliver to Agent updated Schedules 1, 2, 3, 4, 5, 6, 7 and 8 to the Security Agreement, in form and substance reasonably satisfactory to Agent (the “Second Category of Section 3.7 Obligations”);

WHEREAS, the Parent and the Borrowers have not yet satisfied the Second Category of Section 3.7 Obligations and, accordingly, a default currently exists with respect to each of the Second Category of Second 3.7 Obligations (the “Second Category Defaults”);

WHEREAS, the Loan Parties, Agent and the Required Lenders have agreed to consent to the Intellectual Property Transfer and the Name Changes, all as herein provided, subject to the terms and conditions set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, Agent and each of the Required Lenders have agreed to (a) waive the First Category Defaults, and (b) waive the Second Category Defaults; provided, that the Parent and Borrowers shall have completed the Second Category of Section 3.7 Obligations, in form and substance reasonably satisfactory to Agent, on or before the Effective Date (as defined below);

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. To the extent such terms are not defined in the Credit Agreement, they shall have the meanings ascribed to such terms in the other Loan Documents, as applicable.

Section 2. Waivers. Subject to the satisfaction of the terms and conditions set forth herein, Agent and each of the Required Lenders hereby agrees to waive (a) the First Category Defaults solely with respect to the First Category of Section 3.7 Obligations, and (b) the Second Category Defaults solely with respect to the Second Category of Section 3.7 Obligations; provided, that the Parent and Borrowers shall have completed each of the Second Category of Section 3.7 Obligations, in form and substance reasonably satisfactory to Agent, on or before the Effective Date.

Section 3. Consents. Subject to the satisfaction of the terms and conditions set forth herein, Agent and the Required Lenders hereby (a) consent to, and waive the application of Section 6.4 of the Credit Agreement solely with respect to the Intellectual Property Transfer, and (b) consent to, and waive the application of Section 6.5 of the Credit Agreement solely with respect to the Name Changes.

Section 4. Joinders. Subject to the satisfaction of the conditions set forth in Section 6 herein, the parties agree that New Loan Party shall become a party to the following documents (the “Joined Loan Documents”) as follows:

4.01 Security Agreement.

A. By execution of this Joinder and Consent Agreement and a Supplement to the Security Agreement in the form of Annex 1 thereto, New Loan Party will become a party to the Security Agreement (as amended by this Joinder and Consent Agreement), and New Loan Party will be deemed to be a “Grantor” for all purposes under the Security Agreement as of the Effective Date.

B. New Loan Party assumes all the rights and obligations of a Grantor under and as defined in the Security Agreement in the same manner as if New Loan Party were an original signatory to the Security Agreement.

C. As a Grantor, New Loan Party is bound by the provisions of the Security Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Security Agreement are required to be performed by it as a Grantor to the same extent as if originally a party thereto.

4.02 Guaranty.

A. By execution of this Joinder and Consent Agreement, New Loan Party will become a party to the Guaranty as a “Guarantor” for all purposes thereunder, as of the Effective Date.

B. New Loan Party assumes all the rights and obligations of a Guarantor under the Guaranty in the same manner as if New Loan Party were an original signatory to the Guaranty.

C. As a party to the Guaranty, New Loan Party is bound by the provisions of the Guaranty and shall perform in accordance with its terms all the obligations which by the terms of the Guaranty are required to be performed by it as a Guarantor to the same extent as if originally a party thereto.

4.03 Intercompany Subordination Agreement.

A. By execution of this Joinder and Consent Agreement, New Loan Party will become a party to the Intercompany Subordination Agreement, and New Loan Party will be deemed to be a “Subordinating Creditor” for all purposes under the Intercompany Subordination Agreement as of the Effective Date.

B. New Loan Party assumes all the rights and obligations of a Subordinating Creditor under and as defined in the Intercompany Subordination Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Intercompany Subordination Agreement are required to be performed by it as a Subordinating Creditor to the same extent as if originally a party thereto.

C. As a Subordinating Creditor, New Loan Party is bound by the provisions of the Intercompany Subordination Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Intercompany Subordination Agreement are required to be performed by it as a Subordinating Creditor to the same extent as if originally a party thereto.

4.04 WFF and D.B Zwirn Intercreditor Agreement. By execution of this Joinder and Consent Agreement, New Loan Party hereby agrees to recognize all rights granted to Agent, Lenders, the Junior Agent (as defined in the WFF and D.B. Zwirn Intercreditor Agreement) and the Junior Lenders (as defined in the WFF and D.B. Zwirn Intercreditor Agreement) and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein.

Section 5. Representations and Warranties. In order to induce Agent and Required Lenders to execute this Joinder and Consent Agreement, each Loan Party hereby represents and warrants that:

5.01 No Default. At and as of the date of this Joinder and Consent Agreement, and both prior to and after giving effect to this Joinder and Consent Agreement, no Default or Event of Default exists.

5.02 Representations and Warranties True and Correct. At and as of the date of this Joinder and Consent Agreement and at and as of the Effective Date and after giving effect to this Joinder and Consent Agreement, including without limitation, delivery of updates of certain Schedules to the Credit Agreement as provided in Section 6.06 below, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

5.03 Corporate Power, Etc. Each Loan Party (a) has all requisite corporate power and authority to execute and deliver this Joinder and Consent Agreement and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Joinder and Consent Agreement. Each Loan Party is entering into this Joinder and Consent Agreement in accordance with Section 14.1 of the Credit Agreement. New Loan Party is duly organized and existing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

5.04 No Conflict. The execution, delivery and performance by each Loan Party of this Joinder and Consent Agreement will not (a) violate any provision of federal, state, or local law or regulation applicable to each Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Permitted Liens, or (d) require any unobtained approval of any Loan Party’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of any Loan Party.

5.05 Binding Effect. This Joinder and Consent Agreement has been duly executed and delivered by each Loan Party and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6. Conditions to Effectiveness. This Joinder and Consent Agreement shall be effective as of December 28, 2006 (the “Effective Date”), only upon the fulfillment in a manner satisfactory to Agent, of all of the following conditions in this Section 6:

6.01 Execution of Joinder and Consent Agreement. Each of the parties hereto shall have executed an original counterpart of this Joinder and Consent Agreement and shall have delivered (including by way of facsimile or other electronic transmission) the same to Agent.

6.02 Execution of Security Agreement. New Loan Party and Agent shall have executed an original counterpart of a Supplement to the Security Agreement in the form of Annex 1 to the Security Agreement, pursuant to which New Loan Party shall grant, assign and pledge to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of New Loan Party’s assets.

6.03 Execution of Pledged Interests Addendum to Security Agreement. Parent shall have executed a Pledged Interests Addendum in the form of Exhibit C to the Security Agreement, pursuant to which 100% of the Stock of New Loan Party shall become part of the Pledged Interests (as defined in the Security Agreement).

6.04 Governing Documents. Agent shall have received copies of New Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, in the case of the charter documents, certified by the Secretary of State of the State of Delaware, and in the case of the by-laws, certified by the Secretary of New Loan Party.

6.05 Pledged Stock. Parent shall have delivered to Agent, for the benefit of the Lenders, the certificates representing all of the outstanding shares of New Loan Party owned by Parent, together with an undated stock power covering each such certificate, duly executed in blank, each in form and substance satisfactory to Agent.

6.06 Schedules. Loan Parties shall have delivered to Agent updates, as applicable, to (a) any and all Schedules to the Credit Agreement (including Schedules 4.5, 4.7(a), 4.7(b), 4.7(c), 4.7(d), 4.8(b) and 4.8(c)), and (b) any and all Schedules to the Security Agreement (including Schedules 1, 2, 3, 4, 5, 6, 7 and 8), each in form and substance satisfactory to Agent.

6.07 Incumbency Certificate. Agent shall have received a certificate of an officer of New Loan Party as to (a) the incumbency and signatures of the officers of New Loan Party authorized to execute any document in connection with the transactions contemplated by this Joinder and Consent Agreement; and (b) the executed resolutions of the Board of Directors evidencing the adoption and subsistence of resolutions (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, and (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including any document, notice or other agreement to be delivered thereunder or in connection therewith) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party. Such certificate shall state that the statements set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

6.08 Opinions of Counsel. Agent shall have received an opinion of New Loan Party’s counsel in form and substance satisfactory to Agent.

6.09 Intellectual Property Security Agreements. New Loan Party and Agent shall have executed an original counterpart of a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each term is defined in the Security Agreement) in the form of Exhibit A, Exhibit B and Exhibit D, respectively, to the Security Agreement.

6.10 D.B. Zwirn Joinder and Consent. Substantially simultaneously with the execution hereof, each Loan Party, D.B. Zwirn, as agent under the D.B. Zwirn Credit Agreement and the

Required Lenders (as defined in the D.B. Zwirn Credit Agreement) shall have executed a substantially similar joinder and consent under the D.B. Zwirn Credit Agreement, and furnished evidence thereof to Agent.

6.11 Name Changes. Agent shall have received evidence of the Name Changes (including copies of any related public filings) on or before the Effective Date.

6.12 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 5 hereof shall be true and correct.

6.13 Authorizations. Agent shall have received a copy of any other authorization, consent, approval or other document, opinion or assurance which is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Loan Document or for the validity and enforceability of any Loan Document.

6.14 Joinder to Source Code Escrow Agreement. Each of New Loan Party, Parent, Agent, D.B. Zwirn, as agent under the D.B. Zwirn Credit Agreement, and Iron Mountain Intellectual Property Management, Inc., as escrow agent shall have executed an original counterpart of a joinder to the Source Code Escrow Agreement in form and substance satisfactory to Agent and shall have delivered (including by way of facsimile or other electronic transmission) the same to Agent.

6.15 Compliance with Terms. New Loan Party and the other Loan Parties shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by New Loan Party and the other Loan Parties in connection herewith.

Section 7. Covenants.

7.01 Loan Document Obligations. New Loan Party covenants that it will perform all covenants required to be performed by it as party to each of the Joined Loan Documents.

7.02 Further Assurances.

(A) On or prior to the date that is 30 days after the Effective Date, Agent shall have received satisfactory evidence that the Intellectual Property Transfer shall have occurred.

(B) New Loan Party and the other Loan Parties shall execute and deliver, or cause to be executed and delivered, to Agent such documents and agreements, and shall take or cause to be taken such actions, as Agent may, from time to time, reasonably request to carry out the terms and conditions of this Joinder and Consent Agreement and the transactions contemplated hereby. Each Loan Party hereby authorizes Agent to file, as agent for the Lenders, initial Uniform Commercial Code financing statements that Agent deems necessary to reflect the terms of this Joinder and Consent Agreement.

Section 8. Miscellaneous.

8.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. The Name Changes shall not affect any of the obligations of the Loan Parties under and pursuant to any of the Loan Documents.

8.02 No Waiver. This Joinder and Consent Agreement is limited as specified and shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except to the extent specifically set forth herein. Agent, on behalf of the Lenders, hereby reserves all of the rights and remedies of the Lenders arising as a result of any Default or Event of Default under the Loan Documents.

8.03 References.

A. From and after the Effective Date, the Credit Agreement and the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Joinder and Consent Agreement.

B. From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

8.04 Governing Law. THIS JOINDER AND CONSENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.05 Counterparts. This Joinder and Consent Agreement may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Loan Parties and Agent.

8.06 Headings. Section headings in this Joinder and Consent Agreement are included herein for convenience of reference only and shall not constitute a part of this Joinder and Consent Agreement for any other purpose.

8.07 Binding Effect; Assignment. This Joinder and Consent Agreement shall be binding upon and inure to the benefit of New Loan Party, the other Loan Parties, Agent, and the Lenders, and their respective successors and assigns; provided, however, that the rights and obligations of New Loan Party and the other Loan Parties under this Joinder and Consent Agreement shall not be assigned or delegated without the prior written consent of Agent.

8.08 Expenses. Borrowers agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent incurred by Agent in connection with the preparation, negotiation and execution of this Joinder and Consent Agreement and any document required to be furnished herewith.

8.09 Integration. This Joinder and Consent Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder and Consent Agreement to be executed and delivered by a duly authorized officer as of the date first above written.

LINOTYPE CORP., a Delaware corporation

By:	/S/ DOUGLAS J. SHAW
Name: Title:

MONOTYPE IMAGING HOLDINGS CORP., as Parent

By:	/S/ ROBERT M. GIVENS
Name: Title:	President/CEO

MONOTYPE IMAGING, INC., as a Borrower

By:	/S/ ROBERT M. GIVENS
Name: Title:	President/CEO

INTERNATIONAL TYPEFACE CORPORATION, as a Borrower

By:	/S/ ROBERT M. GIVENS
Name: Title:	President/CEO

Signature Page to Joinder and Consent

Acknowledged this 28th day of December, 2006: WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

By:	/S/ DAVID SANCHEZ
Name: Title:	David Sanchez Vice President

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC.

By:	/S/ STEPHEN W. HIPP
Name: Title:	Stephen W. Hipp Authorized Signatory

BERNARD NATIONAL SENIOR FUNDING, LTD.

By:	/S/ LAWRENCE D. CUTLER
Name: Title:	Lawrence D. Cutler Chief Administrative & Compliance Officer

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P. By: D.B. Zwirn Partners, LLC, its General Partner By: Zwirn Holdings, LLC, its Managing Member

By:	/S/ LAWRENCE D. CUTLER
Name: Title:	Lawrence D. Cutler Chief Administrative & Compliance Officer

BERNARD NATIONAL LOAN INVESTORS, LTD. By: Bernard Capital Funding, LLC, its Investment Advisor

By:	/S/ LAWRENCE D. CUTLER
Name: Title:	Lawrence D. Cutler Chief Administrative & Compliance Officer

CANYON CAPITAL CLO 2004-1 LTD. By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

By:	/S/ DOMINIQUE MIELLE
Name: Title:	Dominique Mielle Authorized Signatory

CANPARTNERS INVESTMENTS IV, L.L.C., in trust

By:	/S/ K. ROBERT TURNER
Name: Title:	K. Robert Turner Managing Partner

FORTRESS CREDIT INVESTMENTS I LTD.

By:	/S/ CONSTANTINE DAKOLIAS
Name: Title:	Constantine Dakolias Director

FORTRESS CREDIT INVESTMENTS II LTD.

By:	/S/ CONSTANTINE DAKOLIAS
Name: Title:	Constantine Dakolias Director

GOLDENTREE CAPITAL OPPORTUNITIES, L.P. By: GoldenTree Asset Management, L.P.

By:	/S/ KAREN WEBER
Name: Title:	Karen Weber Director-Bank Debt

GSC PARTNERS CDO FUND IV, LIMITED By: GSCP (NJ), L.P., as Collateral Manager

By:	/S/ SETH KATZENSTEIN
Name: Title:	Seth Katzenstein Authorized Signatory GSC Group

GSC PARTNERS CDO FUND V, LIMITED By: GSCP (NJ), L.P., as Collateral Manager

By:	/S/ SETH KATZENSTEIN
Name: Title:	Seth Katzenstein Authorized Signatory GSC Group

GSC PARTNERS CDO FUND VI, LIMITED By: GSCP (NJ), L.P., as Collateral Manager

By:	/S/ SETH KATZENSTEIN
Name: Title:	Seth Katzenstein Authorized Signatory GSC Group

GSC PARTNERS CDO FUND VII, LIMITED By: GSCP (NJ), L.P., as Collateral Manager

By:	/S/ SETH KATZENSTEIN
Name: Title:	Seth Katzenstein Authorized Signatory GSC Group

GSC CAPITAL CORP. LOAN FUNDING 2005-1 By: GSCP (NJ), L.P., as Collateral Manager

By:	/S/ SETH KATZENSTEIN
Name: Title:	Seth Katzenstein Authorized Signatory GSC Group

GSC PARTNERS GEMINI FUND, LIMITED By: GSCP (NJ), L.P., as Collateral Monitor By: GSCP (NJ), Inc., its General Partner

By:	/S/ SETH KATZENSTEIN
Name: Title:	Seth Katzenstein Authorized Signatory GSC Group